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INDEPENDENT AUDITORS' CONSENT                                       Exhibit 23.1
                                                                    (1999 10-K)


We consent to the incorporation by reference in the following Registration Statements of Applied Power Inc. of our report dated September 25, 1997 (November 24, 1999 as to the restatement for the 1998 pooling of interests described in Notes A and B), appearing in the Annual Report on Form 10-K of Applied Power Inc. for the year ended August 31, 1999: Form S-8 Nos. 33-18140, 33-21250, 33-24197, 33-38719, 33-38720, 33-62658, 333-42353, 333-46469,
333-61279, 333-61281, 333-61389 and Form S-3 No. 333-47493.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
December 6, 1999